                                                                EXECUTION






                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                               AS TRUSTEE ("MORTGAGEE")

                                         AND

                            BOX USA GROUP, INC. ("TENANT")



                                     ------------


                            SUBORDINATION, NONDISTURBANCE
                               AND ATTORNMENT AGREEMENT

                                     ------------


                                     MAY 30, 1996


RECORD AND RETURN TO:

LATHAM & WATKINS
885 THIRD AVENUE
NEW YORK, NEW YORK 10022

ATT'N:  S.H. SPENCER COMPTON, ESQ.

FILE NO.:  014606-0313
DOCUMENT NO.:  25519

                SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT


    THIS SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this "AGREEMENT") is entered into as of May 30, 1996 (the "EFFECTIVE DATE"), between NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, whose address is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 in its capacity as trustee under the Indenture (as defined below), for the ratable benefit of the current and future holders (the "NOTEHOLDERS") of the First Mortgage Notes (as defined below) ("MORTGAGEE"), and BOX USA GROUP, INC., a New York corporation, whose address is 115 Stevens Avenue, Valhalla, New York 10595 ("TENANT"), with reference to the following facts:

    A. FLORIDA COAST PAPER COMPANY, L.L.C., a Delaware limited liability company ("MORTGAGOR"), whose address is 600 U.S. Highway 98, Port St. Joe, Florida 32456, ("LANDLORD"), owns the real property (such real property, including all buildings, improvements, structures and fixtures located thereon, "LANDLORD'S PREMISES") more particularly described in SCHEDULE A.

    B. Landlord is a party to that certain indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "INDENTURE") among Landlord and Florida Coast Paper Finance Corp. (together with Mortgagor, collectively, "ISSUERS") and Mortgagee, pursuant to which Issuers will issue ONE HUNDRED SIXTY FIVE MILLION DOLLARS ($165,000,000) principal amount of their 12.75% First Mortgage Notes due 2006 (including all first mortgage notes to be issued from time to time in exchange therefor pursuant to the Indenture, collectively, the "FIRST MORTGAGE NOTES"), the proceeds of which (the "LOAN") have been loaned to Landlord.

    C. To secure the Loan, Landlord has encumbered Landlord's Premises by entering into that certain Mortgage, Security Agreement, Fixture Filing Statement and Assignment of Rents, Leases and Leasehold Interests, dated as of the date hereof in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "MORTGAGE") to be recorded in the Official Records of the County of Gulf, State of Florida (the "LAND RECORDS").

    D. Pursuant to a Lease, dated as of the date hereof (the "LEASE"), Landlord demised to Tenant a portion of Landlord's Premises ("TENANT'S PREMISES") more particularly described in Schedule B. For the purposes of this Agreement, the term "Lease" shall include the Warehouse Agreement (as defined in the Lease).

    E. A memorandum of the Lease is to be recorded in the Land Records prior to the recording of this Agreement.

    F. Tenant and Mortgagee desire to agree upon the relative priorities of their interests in Landlord's Premises and their rights and obligations if certain event occur.


    NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1   DEFINITIONS.

    The following terms shall have the following meanings for purposes of this Agreement.

    1.1 CONSTRUCTION-RELATED OBLIGATION. A "CONSTRUCTION-RELATED OBLIGATION" means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord's Premises, including Tenant's Premises. "Construction-Related Obligations" shall not include: (a) reconstruction or repair following fire, casualty or condemnation; or (b) day-to-day maintenance and repairs.

    1.2 FORECLOSURE EVENT. A "FORECLOSURE EVENT" means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord's Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord's interest in Landlord's Premises in lieu of any of the foregoing.

    1.3 FORMER LANDLORD. A "FORMER LANDLORD" means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

    1.4 OFFSET RIGHT. An "OFFSET RIGHT" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord's breach or default under the Lease.

    1.5 RENT. The "RENT" means any fixed rent, base rent or additional rent under the Lease.

    1.6 SUCCESSOR LANDLORD. A "SUCCESSOR LANDLORD" means any party that becomes owner of Landlord's Premises as the result of a Foreclosure Event.

    1.7 TERMINATION RIGHT. A "TERMINATION RIGHT" means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease.


2   SUBORDINATION.

    The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.


3   NONDISTURBANCE, RECOGNITION AND ATTORNMENT.

    3.1 NO EXERCISE OF MORTGAGE REMEDIES AGAINST TENANT. So long as the Lease has not been terminated on account of Tenant's default that has continued beyond applicable cure periods (an "EVENT OF DEFAULT"), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee's rights and remedies arising upon a default under the Mortgage unless applicable law required Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant's rights under the Lease or this Agreement in such action.

    3.2 NONDISTURBANCE AND ATTORNMENT. If the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord takes title to Landlord's Premises: (a) Successor Landlord shall not terminate or disturb Tenant's possession of Tenant's Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

    3.3 FURTHER DOCUMENTATION. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.



4   PROTECTION OF SUCCESSOR LANDLORD.

    Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

    4.1 CLAIMS AGAINST FORMER LANDLORD. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit Tenant's right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment.

    4.2 PREPAYMENTS. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

    4.3 PAYMENT; SECURITY DEPOSIT. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee. This paragraph is not intended to apply to Landlord's obligation to make any payment that constitutes a "Construction-Related Obligation."

    4.4  MODIFICATION, AMENDMENT OR WAIVER.   Any modification or amendment of
the Lease, or any waiver of any terms of the Lease, made without Mortgagee's written consent.

    4.5 SURRENDER, ETC. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

    4.6 CONSTRUCTION-RELATED OBLIGATIONS. Any Construction-Related Obligation of Former Landlord.

5   EXCULPATION OF SUCCESSOR LANDLORD.

    Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in Landlord's Premises from time to time, including insurance and condemnation proceeds, Successor Landlord's interest in the Lease, and the proceeds from any sale or other disposition of Landlord's Premises by Successor Landlord (collectively, "SUCCESSOR LANDLORD'S INTEREST"). Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.


6   MORTGAGEE'S RIGHT TO CURE.

    6.1 NOTICE TO MORTGAGEE. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the "DEFAULT NOTICE") and, thereafter, the opportunity to cure such breach or default as provided for below.

    6.2 MORTGAGEE'S CURE PERIOD. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

    6.3 EXTENDED CURE PERIOD. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord's Premises, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee's cure period shall continue for such additional time (the "EXTENDED CURE PERIOD") as Mortgagee may reasonably require to either (a) obtain possession and control of Landlord's Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.


7   CONFIRMATION OF FACTS.

    Tenant represents to Mortgagee and to any Successor Landlord, in each case as of the Effective Date:

    7.1 EFFECTIVENESS OF LEASE. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant's Premises. Tenant has no interest in Landlord's Premises except pursuant to the Lease. No unfulfilled conditions exist to Tenant's obligations under the Lease.

    7.2 RENT. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

    7.3 NO LANDLORD DEFAULT. To the best of Tenant's knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

    7.4 NO TENANT DEFAULT. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

    7.5 NO TERMINATION. Tenant has not commenced any action nor sent or received any notice to terminated the Lease. Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

    7.6 COMMENCEMENT DATE. The "COMMENCEMENT DATE" of the Lease was the date hereof.

    7.7 ACCEPTANCE. (a) Tenant has accepted possession of Tenant's Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant's initial occupancy of Tenant's Premises and Tenant has accepted such performance by Landlord.

    7.8 NO TRANSFER. Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein.

    7.9 DUE AUTHORIZATION. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.


8   MISCELLANEOUS.

    8.1 NOTICES. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).


    8.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

    8.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

    8.4 INTERACTION WITH LEASE AND WITH MORTGAGE. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord's entering into the Lease.

    8.5 MORTGAGEE'S RIGHTS AND OBLIGATIONS. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

    8.6 INTERPRETATION; GOVERNING LAW. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of New York. Tenant and Mortgagee agree and stipulate that the state of New York has a substantial relationship to them and to the Loan. Notwithstanding the foregoing, to the extent required by the internal laws of the State of Florida ("FLORIDA LAW"), Mortgagee shall comply with Florida Law to the extent that Florida Law requires in connection with any foreclosure, any sale or other enforcement of Mortgagee's remedies, including provisional remedies, replevin, claim and delivery of property, injunctive relief, or appointment of a receiver.

    8.7 AMENDMENTS. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

    8.8 EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, this Agreement has been duly executed by Mortgagee and Tenant as of the Effective Date.


MORTGAGEE                                      TENANT

NORWEST BANK MINNESOTA,                        BOX USA GROUP, INC.
NATIONAL ASSOCIATION,
  AS TRUSTEE



By: /s/ Raymond S. Haverstock                  By: /s/ Harvey Friedman
   ---------------------------                    ---------------------
Name: Raymond S. Haverstock                    Name: Harvey Friedman
Title: Vice President                          Title: Secretary

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord's request. The foregoing Agreement shall not alter, waive, or diminish any of Landlord's obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.


                        LANDLORD

                        FLORIDA COAST PAPER COMPANY, L.L.C.



                        By:     /s/ Mary B. Dopsloff
                            -------------------------
                        Name: Mary B. Dopsloff
                        Title: Vice President


Attachments:

    Acknowledgements
    Schedule A = Description of Landlord's Premises
    Schedule B = Description of Tenant's Premises

STATE OF  NY       )
                   ) ss
COUNTY OF NY       )

    On the 30th day of May, 1996, before me personally came Harvey Friedman, to me known, who, being by me duly sworn, did depose and say that (s)he resides at ____________, that (s)he is the Secretary of BOX USA GROUP, INC., the corporation described in and which executed the foregoing instrument; and that
(s)he signed h__ name thereto by authority of the Board of directors of said corporation.

     /s/ Shari K. Krouner
- ------------------------------------------------
           Notary Public



STATE OF DISTRICT OF COLUMBIA       )
                                    ) ss
COUNTY OF                           )

    On the 29th day of May, 1996, before me personally came Mary B. Dopsloff, to me known, who, being by me duly sworn, did depose and say that (s)he resides at 129 Rt. 37, New Fairfield, CT; that (s)he is the Manager of FLORIDA COAST PAPER COMPANY, L.L.C., the Delaware Limited liability company described in and which executed the foregoing instrument; and that (s)he signed her name thereto by authority of said limited liability company.


/s/ Judy L. Modlin
- ----------------------------------------
           Notary Public



STATE OF NY        )
                   ) ss
COUNTY OF NY       )

    On the 30th day of May, 1996, before me personally came Ray Haverstock, to me known, who, being by me duly sworn, did depose and say that (s)he resides at _________; that (s)he is the Vice President of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION the national banking association described in and which executed the foregoing instrument in its capacity as trustee; and that (s)he signed his name thereto by authority of the board of directors of said national banking association.



  /s/ Shari K. Krouner
- -------------------------------------------
           Notary Public